UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 20, 2011 (April 14, 2011)

Walter Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13711	13-3429953
(State or other jurisdiction of	Commission File No.	(I.R.S. Employer Identification No.)
incorporation
or organization)

4211 W. Boy Scout Boulevard

Tampa, Florida 33607

(813) 871-4811

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A

(Former Name or Former Address, if Changed from Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01       Other Events.

On July 21, 2010, the Dodd-Frank Wall Street and Consumer Protection Act (the “Dodd-Frank Act”) was enacted into federal law. Section 1503 of the Dodd-Frank Act requires a reporting company operating coal mines or with subsidiaries that operate coal mines to file a Current Report on Form 8-K upon receipt of written notice from the Mine Safety and Health Administration (“MSHA”) of an imminent danger order under Section 107(a) of the Federal Mine Safety and Health Act of 1977 (“Mine Act”).

On April 14, 2011, Jim Walter Resources, Inc., (“JWR”) a subsidiary of Walter Energy, Inc., and the operator of the Company’s No. 4 Mine, received an imminent danger order (the “Order”) under section 107(a) of the Mine Act. The Order stated that a 12-foot jon boat was located at the N-5 deep well sump area.  Although the boat was in good operating condition and not occupied or otherwise in use at the time, the imminent danger order was issued to prevent its future use and required that the boat be immediately removed from the underground portion of the mine.  The Order further directed that any boats no longer be used underground.  The boat was immediately removed from the mine.  No injuries resulted from the condition described in the Order.

No citation or order was issued in conjunction with this Order.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER ENERGY, INC.

Date: April 20, 2011	By:	/s/ Catherine C. Bona
Catherine C. Bona, Vice President
interim General Counsel and Secretary